                                                                  Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                                  BANK ONE, NA
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                  31-4148768
                                                    (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

100 EAST BROAD STREET
COLUMBUS, OHIO                                      43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                                  BANK ONE, NA
                  1 BANK ONE PLAZA, 20TH FLOOR, LAW DEPARTMENT
                               MAIL SUITE IL1-0120
                          CHICAGO, ILLINOIS 60670-0120
              ATTN: SANDRA L. CARUBA, SENIOR COUNSEL (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                           WENDY'S INTERNATIONAL, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



      OHIO                                       31-0785108
(STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


P.O. BOX 256
4288 WEST DUBLIN-GRANVILLE ROAD
DUBLIN, OHIO                                     43017-0256
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.;
                  Federal Reserve Bank of Cleveland, Cleveland, Ohio.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, NA, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 23rd day of January, 2003.




                      BANK ONE, NA,


                      BY:  /S/SANDRA L. CARUBA
                           ----------------------
                           SANDRA L. CARUBA
                           SENIOR COUNSEL


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       January 23, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Wendy's International, Inc., and Bank One, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE, NA



                                    BY: /s/ SANDRA L. CARUBA
                                        ---------------------
                                        SANDRA L. CARUBA
                                        SENIOR COUNSEL

BANK ONE, NA                                 FFIEC 041
---------------------------------            RC-1
Legal Title of Bank

COLUMBUS
---------------------------------            [ 10 ]
City

OH                    43271
---------------------------------
State                 Zip Code

Transmitted to EDS as 0211272 on 10/30/02 at 11:47:54 CST

FDIC Certificate Number - 06559

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                           Dollar Amounts in Thousands     RCON   Bil Mil Thou
-----------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions
      (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)                               0081    2,020,000 1.a
    b. Interest-bearing balances (2)                                                        0071      627,000 1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)                           1754            0 2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                         1773    4,341,000 2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a. FEDERAL FUNDS SOLD                                                                   B987            0 3.a
    b. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (3)                                  B989    3,854,000 3.b
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale                                                       5369    2,681,000 4.a
    b. Loans and leases, net of unearned income                     B528    38,063,000                        4.b
    c. LESS: Allowance for loan and lease losses                    3123       658,000                        4.c
    d. Loans and leases, net of unearned income and allowance
         (item 4.b minus 4.c)                                                               B529   37,405,000 4.d
 5. Trading assets (from Schedule RC-D)                                                     3545      132,000 5
 6. Premises and fixed assets (including capitalized leases)                                2145      453,000 6
 7. Other real estate owned (from Schedule RC-M)                                            2150      118,000 7
 8. Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)                                                        2130       36,000 8
 9. Customers' liability to this bank on acceptances outstanding                            2155            0 9
10. Intangible assets
    a. Goodwill                                                                             3163      304,000 10.a
    b. Other intangible assets (from Schedule RC-M)                                         0426      139,000 10.b
11. Other assets (from Schedule RC-F)                                                       2160    3,408,000 11
12. Total assets (sum of items 1 through 11)                                                2170   55,518,000 12

------
(1) Includes cash items in process of collection and upposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS, REGARDLESS OF MATURITY.

BANK ONE, NA
-------------------------------------------                       FFIEC 041
Legal Title of Bank                                               RC-2
Transmitted to EDS as 0211272 on 10/30/02 at 11:47:54 CST

FDIC Certificate Number - 06559                                    11

SCHEDULE RC - CONTINUED

                                                           Dollar Amounts in Thousands  RCON    Bil  Mil  Thou
                                                           ---------------------------  ----    --------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns
       A and C from Schedule RC-E)                                                      2200    15,686,000      13.a
       (1) Noninterest-bearing(1)                          6631        5,193,000                                13.a.1
       (2) Interest-bearing                                6636       10,493,000                                13.a.2
    b. Not applicable
14. Federal funds purchased and securities sold under
    agreements to repurchase
    A. FEDERAL FUNDS PURCHASED(2)                                                       B993    10,645,000      14.a
    B. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE(3)                                B995     4,763,000      14.b
15. Trading liabilities (from Schedule RC-D)                                            3548        97,000      15
16. Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases)
    (from Schedule RC-M):                                                               3190    17,287,000      16
17. Not applicable
18. Bank's liability on acceptances executed
    and outstanding                                                                     2920             0      18
19. Subordinated notes and debentures(4)                                                3200     1,650,000      19
20. Other liabilities (from Schedule RC-G)                                              2930     1,673,000      20
21. Total liabilities (sum of items 13 through 20)                                      2948    51,801,000      21
22. Minority interest in consolidated subsidiaries                                      3000       577,000      22

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                       3838             0      23
24. Common stock                                                                        3230       127,000      24
25. Surplus (exclude all surplus related to
    preferred stock)                                                                    3839     1,603,000      25
26. a. Retained earnings                                                                3632     1,400,000      26.a
    b. Accumulated other comprehensive income(5)                                        B530        10,000      26.b
27. Other equity capital components(6)                                                  A130             0      27
28. Total equity capital (sum of items 23 through 27)                                   3210     3,140,000      28
29. Total liabilities, minority interest, and
    equity capital (sum of items 21, 22, and 28)                                        3300    55,518,000      29

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed
    for the bank by independent external auditors                                       RCON      Number
    as of any date during 2001                                                          6724           N/A      M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."
(3)  INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS, REGARDLESS OF MATURITY.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.